EXHIBIT 99.5

                                             EXHIBIT A
                                             TO
                                             SECURITIES
                                             PURCHASE
                                             AGREEMENT

                          CERTIFICATE OF
              DESIGNATIONS, PREFERENCES, AND RIGHTS
                                of
                SERIES A CONVERTIBLE PREFERRED STOCK
                                of
                       INTERWORLD CORPORATION
                  (Pursuant to Section 151 of the
                    Delaware General Corporation Law)

          INTERWORLD CORPORATION, a corporation organized and existing under the Delaware General Corporation Law (the
"Corporation"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation on October __, 2000 pursuant to authority of the Board of Directors as required by
Section 151 of the Delaware General Corporation Law ("DGCL"):

           RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "Board of Directors" or the "Board") in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby authorizes a series of the Corporation's previously authorized Preferred Stock, par value $.01 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:
Series A Convertible Preferred Stock:

                  I.   DESIGNATION AND AMOUNT
                       ______________________

          The designation of this series, which consists of Five
Million Five Hundred Thousand (5,500,000) shares of 8% PIK Preferred Stock, is Series A Convertible Preferred Stock (the "Series A
Preferred Stock") and the stated value shall be Six Dollars and Twenty-Five Cents ($6.25) per share (the "Stated Value").

                  II.   RANK
                        ____

          The Series A Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.01 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holders of Series A Preferred Stock obtained in accordance with
Article IX hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the
                                               ____ _____
Series A Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with any class or series of
                            ____ _____
capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, on parity with the Series A Preferred Stock ("Pari Passu Securities"); and (iv)
                                    ____ _____
junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Article IX hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock ("Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                   III.   DIVIDENDS
                          _________

          The holders of the Series A Preferred Stock shall be entitled to receive dividends on a quarterly basis at a rate of 8% per annum per share, payable out of any assets or funds legally available therefor. Such dividends shall be cumulative and shall accrue, whether or not declared by the Board of Directors, but shall be payable only when, as and if declared by the Board of Directors. If, at any time, the Market Price (as defined in Article VI) of the Common Stock falls below the Floor Price (as defined in Article VI), then the rate will increase to 12% for such time as the Market Price remains below the Floor Price. Accrued but unpaid dividends will be paid upon conversion of the Series A Preferred Stock. The Corporation shall have the option to pay such dividends on the Series A Preferred Stock in additional Series A Preferred Stock or in cash; provided that the dividends which accrued during each quarterly period shall be payable in cash only if the Corporation provides written notice to each holder of Series A Preferred Stock at least five days prior to the relevant dividend payment date.

          In no event, so long as any Series A Preferred Stock shall remain outstanding, shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities (other than a distribution of Junior Securities), without, in each such case, the written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting together as a class.

                  IV.   LIQUIDATION PREFERENCE
                        ______________________

          A. Liquidation Event. If the Corporation shall commence a voluntary case under the Federal bankruptcy laws or any other applicable Federal or State bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto, the holders of shares of Series A Preferred Stock, subject to Article VI, shall have received the Liquidation Preference (as defined in Article IV.C) with respect to each share. If upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series A Preferred Stock and holders of Pari Passu
                                                       ____ _____
Securities (including any dividends or distribution paid on any Pari
                                                                ____
Passu Securities after the date of filing of this Certificate of
_____
Designation) shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock and the Pari Passu
                                                     ____ _____
Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate liquidation preference payable on all such shares. Any prior dividends or distributions made after the date of filing of this Certificate of Designation shall offset, dollar for dollar, the amount payable to the class or series to which such distribution was made.
          B. Certain Acts Deemed Special Liquidation Event. At the option of any holder of Series A Preferred Stock, a Change of Control Transaction (as defined in Article VI) shall either: (i) be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to which the Corporation shall, at the option of the holders of the Series A Preferred Stock, be required to distribute upon consummation of and as a condition to such transaction an amount equal to 150% of the Liquidation Preference with respect to each outstanding share of Series A Preferred Stock or
(ii) be treated pursuant to Article VI.C(b) hereof.

          C.     Liquidation Preference.  For purposes hereof, the
                 _______________________
"Liquidation Preference" with respect to each share of the Series A Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value thereof plus (ii) an amount (the "Premium Amount") equal to all accrued but unpaid dividends as set forth in Article III for the period beginning on the date of issuance of the Series A Preferred Stock (the "Issue Date") and ending on the date of final distribution to the holder thereof (prorated for any portion of such period), plus (iii) all Conversion Default Payments (as defined in
Article VI.E below), Delivery Default Payments (as defined in Article VI.D below) and any other amounts owed to such holder pursuant to
Section 2(c) of the Registration Rights Agreement. The liquidation preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

                  V.   REDEMPTION
                       __________

          A.     Mandatory Redemption.  If any of the following
                 _____________________
events (each, a "Mandatory Redemption Event") shall occur:

                 (i) The Corporation (a) fails to issue shares of Common Stock to the holders of Series A Preferred Stock upon exercise by the holders of their conversion rights in accordance with the terms of this Certificate of Designation if such failure is solely as a result of the circumstances governed by the second paragraph of
Article VI.E below and the Corporation is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable, (b) fails to transfer or to cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the holders upon conversion of the Series A Preferred Stock as and when required by this Certificate of Designation or the Registration Rights Agreement, dated as of October __, 2000, by and among the Corporation and the other signatories thereto (the "Registration Rights Agreement") or (c) fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate or any shares of Common Stock issued to the holders of Series A Preferred Stock upon conversion of the Series A Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement dated as of October 12, 2000, by and between the Corporation and the other signatories thereto (the "Purchase Agreement") or the Registration Rights Agreement.

                 (ii)     If on or before April 12, 2001 the
Corporation has not entered into a Change of Control Transaction with the holder of a majority of the outstanding shares of Series A
Preferred Stock;

                 (iii) The corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed; or

                 (iv) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation;

then, upon the occurrence and during the continuation of any Mandatory Redemption Event specified in subparagraphs (i) or (ii), at the option of the holders of at least 50% of the then outstanding shares of Series A Preferred Stock exercisable by delivery of written notice (the "Mandatory Redemption Notice") to the Corporation of such Mandatory Redemption Event, or upon the occurrence of any Mandatory Redemption Event specified in subparagraph (iii) or (iv), the then outstanding shares of Series A Preferred Stock shall become immediately redeemable and the Corporation shall purchase each holder's outstanding shares of Series A Preferred Stock for an amount per share equal to the sum of (a) 150% multiplied by the Stated Value per share of the shares to be redeemed plus (b) an amount equal to 150% multiplied by the Premium Amount per share of the shares being redeemed plus (c) all Conversion Default Payments (as defined in Article VI.E below) payable with respect to each such share, Delivery Default Payments (as defined in Article VI.D below) payable with respect to each such share and any other amounts owed with respect to each such share to such holder pursuant to Section 2(c) of the Registration Rights Agreement (the "Mandatory Redemption Amount").

          B.     Trading Market Redemption.  If the Series A
                 __________________________
Preferred Stock ceases to be convertible by any holder as a result of the limitations described in Article VI.A(b) below (a "Trading Market Redemption Event"), and the Corporation has not, prior to, or within forty-five (45) days of, the date that such Trading Market Redemption Event arises, (i) obtained the Stockholder Approval (as defined in Article VI.A(b)) or (ii) eliminated any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to issue shares of Common Stock in excess of the Maximum Share Amount (as defined in Article VI.A(b)), then the Corporation shall be obligated to redeem immediately all of the then outstanding Series A Preferred Stock, in accordance with this Article V.B. An irrevocable redemption notice (the "Trading Market Redemption Notice") shall be delivered promptly to the holders of Series A Preferred Stock at their registered address appearing on the records of the Corporation and shall state (i) that the Maximum Share Amount (as defined in Article VI.A) has been issued upon conversion of the Series A Preferred Stock, (ii) that the Corporation is obligated to redeem all of the outstanding Series A Preferred Stock and (iii) a specified date (the "Mandatory Redemption Date"), which shall be a date within five (5) business days of the earlier of (a) the date of the Trading Market Redemption Notice or (b) the date on which the holders of the Series A Preferred Stock notify the Corporation of the occurrence of a Trading Market Redemption Event. On the Mandatory Redemption Date, the Corporation shall make a cash payment for each share required to be redeemed equal to the greater of (i) the Mandatory Redemption Amount (as defined in Article V.A above) per share required to be redeemed or (ii) 150% of the Market Price (as defined in Article VI) on the day a Trading Market Redemption Notice is given.

          C.     Failure to Pay Redemption Amounts.  In the case of a
                 __________________________________
Mandatory Redemption Event, if the Corporation fails to pay the Mandatory Redemption Amount, within five (5) business days of written notice that such amount is due and payable, then (assuming there are sufficient authorized shares) in addition to all other available remedies, each holder of Series A Preferred Stock shall have the right at any time, so long as the Mandatory Redemption Event continues, to require the Corporation, upon written notice, to immediately issue (in accordance with and subject to the terms of Article VI below), in lieu of the Mandatory Redemption Amount, the number of shares of Common Stock of the Corporation equal to such applicable redemption amount divided by the lesser of the Conversion Price, the Floor Price, or 65% of the Market Price (as defined below), as chosen in the sole discretion of the holder of Series A Preferred Stock, in effect from the date of the Mandatory Redemption Event until the date such holder elects to exercise its rights pursuant to this Article V.E. In addition the Corporation shall immediately nominate and recommend a slate of members of its Board of Directors a majority of which would constitute persons selected by the holders of a majority of the outstanding Series A Preferred Stock and shall call a meeting of its stockholders to approve the election of such slate.

                  VI.     CONVERSION AT THE OPTION OF THE HOLDER
                          ______________________________________

          A.     Optional Conversion
                 ___________________

                 (a)     Conversion Amount.  Each holder of shares of
                         __________________
 Series A Preferred Stock may, at its option at any time and from time to time, upon surrender of the certificates therefor, convert any or all of its shares of Series A Preferred Stock into Common Stock as set forth below (an "Optional Conversion"). Each share of Series A Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as such Common Stock exists on the Issue Date, or any other shares of capital stock or other securities of the Corporation into which such Common Stock is thereafter changed or reclassified, as is determined by dividing
(1) the sum of (a) the total Stated Value per share to be converted plus (b) the Premium Amount per share to be converted by (2) the then effective Conversion Price (as defined below); provided, however,
                                               ________  _______
that in no event (other than pursuant to the Automatic Conversion (as defined in Article VII)) shall a holder of shares of Series A Preferred Stock be entitled to convert any such shares in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by all of the holders as a result of the ownership of the Series A Preferred Stock and the Warrants (as defined below) and any Common Stock issued or issuable thereunder (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the shares of Series A Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, the warrants issued by the Corporation pursuant to the Purchase Agreement (the "Warrants")) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by all of such holders and such holders' affiliates of more than 19.999% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (x) of such proviso.

                 (b)     Trading Market Limitation. Unless the
                         __________________________
Corporation either (i) is permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded or (ii) has obtained approval of the issuance of the Common Stock upon conversion of or otherwise pursuant to the Series A Preferred Stock in accordance with applicable law and the rules and regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities (the "Stockholder Approval"), in no event shall the total number of shares of Common Stock issued upon conversion of or otherwise pursuant to the Series A Preferred Stock (including any shares of capital stock or rights to acquire shares of capital stock issued by the Corporation which are aggregated or integrated with the Common Stock issued or issuable upon conversion of or otherwise pursuant to the Series A Preferred Stock for purposes of any such rule or regulation) exceed the maximum number of shares of Common Stock that the Corporation can so issue pursuant to any rule of the principal United States securities market on which the Common Stock trades (including Rule 4460 of the Nasdaq or any successor rule)(the "Maximum Share Amount") which, as of the Issue Date, shall be 5,866,905 (19.999% of the total shares of Common Stock outstanding on the Issue Date), subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Issue Date. With respect to each holder of Series A Preferred Stock, the Maximum Share Amount shall refer to such holder's pro rata share thereof
                                          ___ ____
determined in accordance with Article X below. In the event that the sum of (x) the aggregate number of shares of Common Stock actually issued upon conversion of or otherwise pursuant to the outstanding Series A Preferred Stock plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of or otherwise pursuant to the Series A Preferred Stock at the then effective Conversion Price, represents at least one hundred percent (100%) of the Maximum Share Amount (the "Triggering Event"), the Corporation will use its best efforts to seek and obtain Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event.

          B.     Conversion Price.  The "Conversion Price" as
                 _________________
used herein, shall initially be $6.25 per share and shall be subject to adjustment as set forth in this Certificate. All such adjustments shall be successive. On the six month anniversary of the Issue Date, the Conversion Price shall be adjusted, if lower, to 90% of the average Closing Price of the Common Stock for each Trading Day during the six month period from the date of issuance, but in no event shall such adjustment reduce the Conversion Price below Two Dollars ($2.00) (subject to adjustment for stock splits, stock dividends and similar events prior to the end of such period (the "Floor Price).

          C.     Adjustments to Conversion Price.  The
                 ________________________________
Conversion Price shall be subject to the following provisions:

                 (a)     Adjustment to Conversion Price Due to
                         _____________________________________
Stock Split, Stock Dividend, Etc.  If at any time when Series A
_________________________________
Preferred Stock is issued and outstanding, the number of outstanding shares of Common Stock is increased or decreased by a stock split, stock dividend, combination, reclassification, rights offering below the Trading Price (as defined below) to all holders of Common Stock or other similar event, then the Conversion Price shall be calculated giving appropriate effect to the stock split, stock dividend, combination, reclassification, rights offering below the Trading Price or other similar event. In such event, the Corporation shall notify the Transfer Agent of such change on or before the effective date thereof. "Trading Price," which shall be measured as of the record date in respect of the rights offering, means (i) the average of the last reported sale prices for the shares of Common Stock on Nasdaq as reported by Bloomberg, as applicable, for the five (5) Trading Days immediately preceding such date, or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Trading Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, (b) at the option of a majority-in-interest of the holders of the outstanding Series A Preferred Stock by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation.

                 (b)     Adjustment Due to Merger,
                         _________________________
Consolidation, Etc.  If, at any time when Series A Preferred Stock is
___________________
issued and outstanding and prior to the conversion of all Series A Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Corporation shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Corporation or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation (each, a "Change of Control Transaction"), then the holders of Series A Preferred Stock shall thereafter have the right to receive upon conversion of the Series A Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the holders of Series A Preferred Stock would have been entitled to receive in such transaction had the Series A Preferred Stock been converted in full immediately prior to such transaction (without regard to any limitations on conversion contained herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders of Series A Preferred Stock to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion of Series A Preferred Stock. The Corporation shall not effect any transaction described in this subsection (b) unless (a) it first gives, to the extent practical, thirty (30) days' prior written notice (but in any event at least fifteen (15) business days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the date of consummation of, such Change of Control Transaction (during which time the holders of Series A Preferred Stock shall be entitled to convert the Series A Preferred Stock) and (b) the resulting successor or acquiring entity (if not the Corporation) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of the Common Stock are entitled to receive as a result of such Change of Control Transaction, assumes by written instrument the obligations of this Certificate of Designation (including this subsection (b)); provided, if such Change of Control Transaction occurs prior to April 10, 2001, it shall at the option of the holder be a deemed Liquidation Event under Section IVB. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

                 (c)     Adjustment Due to Distribution.
                         _______________________________
Subject to Article III, if the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Corporation's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the holders of Series A Preferred Stock shall be entitled, upon any conversion of shares of Series A Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

                 (d)     Purchase Rights.  Subject to Article
                         ________________
III, if at any time when any Series A Preferred Stock is issued and outstanding, the Corporation issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the holders of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                 (e)     Antidilution Provisions.  The
                         ________________________
Conversion Price shall be subject to adjustment from time to time as provided below:

                         (i)    Adjustment of Conversion Price.
                                 _______________________________
If and whenever on or after the Issue Date, the Corporation is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Market Price (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to a price determined by multiplying the Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (I) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock actually outstanding immediately prior to the Dilutive Issuance, plus
(y) the quotient of the aggregate consideration, calculated as set forth in subsection (ii) below, received by the Corporation upon such Dilutive Issuance divided by the Market Price in effect immediately prior to the Dilutive Issuance, and (II) the denominator of which is the total number of shares of Common Stock Deemed Outstanding (as defined below) immediately prior to such Dilutive Issuance.

                        (ii)     Effect on Conversion Price of
                                 _____________________________
Certain Events.  For purposes of determining the adjusted Conversion
_______________
Price, the following will be applicable:

                                  (A)    Issuance of Rights or
                                         _____________________
Options.  If the Corporation in any manner issues or grants any
________
warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock ("Convertible Securities") (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Market Price, then the Conversion Price shall be adjusted in the manner set forth in subsection (e)(i) above. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

                                  (B)     Issuance of
                                          ___________
Convertible Securities.  If the Corporation in any manner issues or
_______________________
sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Market Price, then the Conversion Price shall be adjusted in the manner set forth in subsection (e)(i) above. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                                  (C)     Change in Option
                                          ________________
Price or Conversion Rate.  If there is a change at any time in (i)
_________________________
the amount of additional consideration payable to the Corporation upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution or to automatically adjust for stock splits, stock dividends, combinations, reclassifications or other similar events), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                                  (D)     Treatment of Expired
                                          ____________________
Options and Unexercised Convertible Securities.  If, in any case, the
_______________________________________________
total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

                                  (E)     Calculation of
                                          ______________
Consideration Received.  If any Common Stock, Options or Convertible
_______________________
Securities are issued, granted or sold for cash, the consideration received therefor will be the amount received by the Corporation therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Corporation in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-Surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Corporation.

                                  (F)     Exceptions to
                                          _____________
Adjustment of Conversion Price.  No adjustment to the Conversion
_______________________________
Price will be made (i) upon the exercise of any warrants, options or convertible securities granted, issued and outstanding on the Issue Date, including the Series A Preferred Stock or the Warrants; (ii) upon the payment of any dividends on the Series A Preferred Stock and any conversions thereof; or (iii) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee benefit plan of the Corporation now existing or to be implemented in the future, so long as in the case of any grant in the future the issuance of such stock or options is approved by a majority of the independent members of the Board of Directors of the Corporation or a majority of the members of a committee of independent directors established for such purpose.

                        (iii)     Certain Definitions.
                                  ____________________

                                  (A)     As used in this
certificate, "Common Stock" includes the Common Stock, par value $.01
              _____________
per share, and any additional class of stock of the Corporation having no preference as to dividends or distributions on liquidation, provided that the shares issuable pursuant to the Series A Preferred Stock shall include only shares of Common Stock, par value $.01 per share, in respect of which the Series A Preferred Stock is convertible, or shares resulting from any subdivision or combination of such Common Stock, or in the case of any reorganization, reclassification, consolidation, merger, or sale of the character referred to above hereof, the stock or other securities or property provided for in such paragraph.

                                  (B)     "Closing Price ," as
of any date, (i) means the reported closing price for the shares of Common Stock on Nasdaq as reported by Bloomberg Financial Markets or an equivalent reliable reporting service mutually acceptable to and hereafter designated by the holder and the Corporation ("Bloomberg"), or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the reported closing price on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if closing price cannot be calculated as of such date on any of the foregoing bases, the Closing Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, at the option of a majority-in-interest of the holders of the Series A Preferred Stock, by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation. The manner of determining the Closing Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                                   (C)     "Market Price,"
                                            ______________
as of any date, (i) means the average reported closing prices for the shares of Common Stock on Nasdaq for the five (5) Trading Days immediately preceding such date as reported by Bloomberg, or (ii) if Nasdaq is not the principal trading market for the shares of Common Stock, the average of the last reported closing prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Corporation or, at the option of a majority-in-interest of the holders of the Series A Preferred Stock, by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

                                  (D)     "Trading Day" shall
mean any day on which the Common Stock is traded for any period on Nasdaq, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.


          D.     Mechanics of Conversion.  In order to convert Series
                 ________________________
A Preferred Stock into full shares of Common Stock, a holder of Series A Preferred Stock shall: (i) submit a copy of the fully executed notice of conversion in the form attached hereto as Exhibit
                                                             _______
A ("Notice of Conversion") to the Corporation by facsimile dispatched
_
prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date specified therein as the Conversion Date (as defined in Article VI.D(d)) (or by other means resulting in, or reasonably expected to result in, notice to the Corporation on the Conversion Date) to the office of the Corporation or its designated Transfer Agent for the Series A Preferred Stock, which notice shall specify the number of shares of Series A Preferred Stock to be converted, the Conversion Price and a calculation of the number of shares of Common Stock issuable upon such conversion (together with a copy of the first page of each certificate to be converted); and (ii) surrender the original certificates representing the Series A Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion to the office of the Corporation or the Transfer Agent for the Series A Preferred Stock as soon as practicable thereafter. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion, unless either the Preferred Stock Certificates are delivered to the Corporation or its Transfer Agent as provided above, or the holder notifies the Corporation or its Transfer Agent that such certificates have been lost, stolen or destroyed (subject to the requirements of subparagraph (a) below). In the case of a dispute as to the calculation of the Conversion Price, the Corporation shall promptly issue such number of shares of Common Stock that are not disputed in accordance with subparagraph (b) below. The Corporation shall submit the disputed calculations to its outside accountant via facsimile within two (2) business days of receipt of the Notice of Conversion. The accountant shall review the calculations and notify the Corporation and the holder of the results no later than 48 hours from the time it receives the disputed calculations. The accountant's calculation shall be deemed conclusive absent manifest error.

                 (a)     Lost or Stolen Certificates.  Upon receipt
                         ____________________________
by the Corporation of evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing shares of Series A Preferred Stock, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Corporation, and upon surrender and cancellation of the Preferred Stock Certificate(s), if mutilated, the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date.

                 (b)     Delivery of Common Stock Upon Conversion.
                         _________________________________________
Upon the surrender of certificates as described above together with a Notice of Conversion, the Corporation shall issue and, within five
(5) business days after such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of agreement and indemnification pursuant to subparagraph (a) above) (the "Delivery Period"), deliver (or cause its Transfer Agent to so issue and deliver) in accordance with the terms hereof and the Purchase Agreement (including, without limitation, in accordance with the requirements of Section 2(g) of the Purchase Agreement) to or upon the order of the holder (i) that number of shares of Common Stock for the portion of the shares of Series A Preferred Stock converted as shall be determined in accordance herewith and (ii) a certificate representing the balance of the shares of Series A Preferred Stock not converted, if any. In addition to any other remedies available to the holder, including actual damages and/or equitable relief, the Corporation shall pay to a holder $1,000 per day in cash for each day beyond a two (2) day grace period following the Delivery Period that the Corporation fails to deliver Common Stock (a "Delivery Default") issuable upon surrender of shares of Series A Preferred Stock with a Notice of Conversion until such time as the Corporation has delivered all such Common Stock (the "Delivery Default Payments"). Such Delivery Default Payments shall be paid to such holder by the fifth day of the month following the month in which it has accrued.

          In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Corporation's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the holder and its compliance with the provisions contained in Article VI.A and in this Article VI.D, the Corporation shall use its reasonable best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

                 (c)     No Fractional Shares.  If any conversion of
                         _____________________
Series A Preferred Stock would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of the Series A Preferred Stock shall be rounded down to the next highest number of shares.

                 (d)     Conversion Date.  The "Conversion Date"
                         ________________
shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, notice) to the Corporation or its Transfer Agent before 12:00 noon, New York City time, on the date so specified, otherwise the Conversion Date shall be the first business day after the date so specified on which the Notice of Conversion is actually received by the Corporation or its Transfer Agent. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to the shares of Series A Preferred Stock surrendered shall forthwith terminate except the right to receive the shares of Common Stock or other securities or property issuable on such conversion and except that the holders preferential rights as a holder of Series A Preferred Stock shall survive to the extent the Corporation fails to deliver such securities.

          E.      Reservation of Shares.  A number of shares of the
                  ______________________
authorized but unissued Common Stock sufficient to provide for the conversion of the Series A Preferred Stock outstanding (based on the Conversion Price then in effect) shall at all times be reserved by the Corporation, free from preemptive rights, for such conversion or exercise. As of the date of issuance of the Series A Preferred Stock, 20,000,000 authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of the Series A Preferred Stock (the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Corporation's obligations pursuant to Section 4(h) of the Purchase Agreement. In addition, if the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series A Preferred Stock shall be convertible, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series A Preferred Stock.

          If at any time a holder of shares of Series A Preferred Stock submits a Notice of Conversion, and the Corporation does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article VI (a "Conversion Default"), subject to Article X, the Corporation shall issue to the holder all of the shares of Common Stock which are available to effect such conversion. The number of shares of Series A Preferred Stock included in the Notice of Conversion which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the holder's option at any time after) the date additional shares of Common Stock are authorized by the Corporation to permit such conversion, at which time the Conversion Price in respect thereof shall be the lesser of (i) the Conversion Price on the Conversion Default Date (as defined below) and (ii) the Conversion Price on the Conversion Date elected by the holder in respect thereof. The Corporation shall use its reasonable best efforts to effect an increase in the authorized number of shares of Common Stock as soon as possible following the earlier of (i) such time that a holder of Series A Preferred Stock notifies the Corporation or that the Corporation otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and (ii) a Conversion Default. In addition, the Corporation shall pay to the holder payments ("Conversion Default Payments") for a Conversion Default in the amount of (a) .24 multiplied by (b) the sum of (x) the Stated Value of the shares held by such holder through the Authorization Date (as defined below) plus (y) the Premium Amount with respect to the Shares held by such holder through the Authorization Date, multiplied by (c) (N/365), where N equals the number of days from the day the holder submits a Notice of Conversion giving rise to a Conversion Default (the "Conversion Default Date") to the date (the "Authorization Date") that the Corporation authorizes a sufficient number of shares of Common Stock to effect conversion of the full number of shares of Series A Preferred Stock. The Corporation shall send notice to the holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of holder's accrued Conversion Default Payments. The accrued Conversion Default Payment for each calendar month shall be paid in cash or shall be convertible into Common Stock at the applicable Conversion Price, at the holder's option, as follows:

                 (a) In the event the holder elects to take such payment in cash, cash payment shall be made to holder by the fifth day of the month following the month in which it has accrued; and

                 (b) In the event the holder elects to take such payment in Common Stock, the holder may convert such payment amount into Common Stock at the Conversion Price (as in effect at the time of Conversion) at any time after the fifth day of the month following the month in which it has accrued in accordance with the terms of this Article VI (so long as there is then a sufficient number of authorized shares of Common Stock).

          The holder's election shall be made in writing to the Corporation at any time prior to 9:00 p.m., New York City Time, on the third (3rd) day of the month following the month in which Conversion Default payments have accrued. If no election is made, the holder shall be deemed to have elected to receive cash. Nothing herein shall limit the holder's right to pursue actual damages (to the extent in excess of the Conversion Default Payments) for the Corporation's failure to maintain a sufficient number of authorized shares of Common Stock, and each holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief).

          F.      Notice of Conversion Price Adjustments.  Upon the
                  _______________________________________
occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article VI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series A Preferred Stock.

          G.     Status as Stockholders.  Upon submission of a Notice
                 _______________________
of Conversion by a holder of Series A Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the holder's rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of shares of Series A Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation) the holder shall regain the rights of a holder of such shares of Series A Preferred Stock with respect to such unconverted shares of Series A Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares of Series A Preferred Stock to the holder or, if such shares of Series A Preferred Stock have not been surrendered, adjust its records to reflect that such shares of Series A Preferred Stock have not been converted. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Delivery Default Payments pursuant to Article VI.E to the extent required thereby for such Delivery Default and any subsequent Delivery Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.E.) for the Corporation's failure to convert the Series A Preferred Stock.

          VII.     REDEMPTION OR CONVERSION AT MATURITY
                   ____________________________________

          So long as (i) all of the shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock are then (x) authorized and reserved for issuance, (y) registered for re-sale under the 1933 Act by the holders of the Series A Preferred Stock (or may otherwise be resold publicly without restriction) and
(z) eligible to be traded on Nasdaq, the NYSE, the AMEX or Nasdaq SmallCap and (ii) there is not then a continuing Mandatory Redemption Event or Trading Market Redemption Event, each share of Series A Preferred Stock issued and outstanding on October 10, 2004 (the "Maturity Date"), shall be either (i) redeemed in cash by the Corporation for the Liquidation Preference or (ii) at the option of the holder, converted into shares of Common Stock on such date at a Conversion Price equal to the lesser of 85% of the Market Price or the Conversion Price as of the Maturity Date. After the initial Maturity Date, the Maturity Date shall be delayed by one (1) Trading Day for each Trading Day occurring prior thereto and prior to the full conversion of the Series A Preferred Stock that (i) any Registration Statement required to be filed and to be effective pursuant to the Registration Rights Agreement is not effective or sales of all of the Registrable Securities otherwise cannot be made thereunder during the Registration Period (as defined in the Registration Rights Agreement) (whether by reason of the Corporation's failure to properly supplement or amend the prospectus included therein in accordance with the terms of the Registration Rights Agreement or otherwise, including during any Allowed Delays (as defined in Section 3(f) of the Registration Rights Agreement)),
(ii) any Mandatory Redemption Event or Trading Market Redemption Event exists, without regard to whether any cure periods shall have run or (iii) that the Corporation is in breach of any of its obligations pursuant to Section 4(h) of the Purchase Agreement.

          VIII     VOTING RIGHTS
                   _____________

          The holders of the Series A Preferred Stock will vote on an as converted basis together with the shares of Common Stock, except as otherwise provided by the Delaware General Corporation Law ("DGCL"), in this Article VIII, and in Article IX below. For so long as at least 25% of the Series A Preferred Stock remains outstanding, the holders of the Series A Preferred Stock, voting together as a single class, shall be entitled to elect two (2) directors.

          Notwithstanding the above, the Corporation shall provide each holder of Series A Preferred Stock with prior notification of any meeting of the Corporation's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Corporation of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least five (5) days prior to the record date specified therein (or fifteen (15) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

          To the extent that under the DGCL the vote of the holders of the Series A Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the class. To the extent that under the DGCL holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated. Holders of the Series A Preferred Stock shall be entitled to notice of all shareholder meetings or written consents (and copies of proxy materials and other information sent to shareholders) with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation's bylaws and the DGCL.

          IX     PROTECTIVE PROVISIONS
                 _____________________

          So long as shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock:

                 (a) alter, amend or repeal (whether by merger, consolidation or otherwise) the rights, preferences or privileges of the Series A Preferred Stock or any capital stock of the Corporation so as to affect adversely the Series A Preferred Stock;

                 (b) create any new class or series of capital stock having a preference over the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Senior Securities");

                 (c) create any new class or series of capital stock ranking pari passu with the Series A Preferred Stock as to
              ____ _____
distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article II hereof, "Pari
                                                              ____
Passu Securities");
_____

                 (d) increase the authorized number of shares of Series A Preferred Stock;

                 (e)     issue any Senior Securities or Pari Passu
                                                        ____ _____
Securities;

                 (f) increase the par value of the Common Stock, or

                 (g)     do any act or thing not authorized or
contemplated by this Certificate of Designation which would result in taxation of the holders of shares of the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

          X     PRO RATA ALLOCATIONS
                ____________________

          The Maximum Share Amount and the Reserved Amount (including any increases thereto) shall be allocated by the Corporation pro rata among the holders of Series A Preferred Stock based on the number of shares of Series A Preferred Stock issued to each holder. Each increase to the Maximum Share Amount and the Reserved Amount shall be allocated pro rata among the holders of Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each holder at the time of the increase in the Maximum Share Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series A Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Series A Preferred Stock shall be allocated to the remaining holders of shares of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such holders.


                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

          IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this ___ day of October 2000.

                         INTERWORLD CORPORATION


                         By:
                            Jeremy M. Davis, President and Chief
                            Executive Officer


                                                         EXHIBIT A
                     NOTICE OF CONVERSION

               (To be Executed by the Registered Holder in order to Convert the Series A Preferred Stock)

     The undersigned hereby irrevocably elects to convert ______ shares of Series A Preferred Stock, represented by stock certificate No(s). __________ (the "Preferred Stock Certificates") into shares of common stock ("Common Stock") of INTERWORLD CORPORATION, a Delaware corporation (the "Corporation") according to the conditions of the Certificate of Designation of Series A Preferred Stock, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

     The undersigned hereby irrevocably elects to convert
$___________ in Conversion Default Payments, $__________ in Delivery Default Payments and/or $___________ in payments pursuant to Section 2(c) of the Registration Rights Agreement at the Conversion Price set forth below.

     The Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").
                         _______________

     Name of DTC Prime Broker:____________________________________
     Account Number:______________________________________________

[ ] In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:


     Name:________________________________________________________
     Address:______________________________________________________
            ______________________________________________________

     The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

     Date of Conversion:__________________________________________
     Conversion Price:____________________________________________
     Number of Shares of
     Common Stock to be Issued pursuant to:

     (i) Conversion of Series A Preferred Stock:
         __________________________________________

    (ii) Conversion of Conversion Default Payments, Delivery Default Payments and/or payments pursuant to Section 2(c) of the Registration Rights Agreement:

             _____________________________________________________

             Signature:___________________________________________
             Name:________________________________________________
             Address:_____________________________________________
                     _____________________________________________

*The Corporation is not required to issue shares of Common Stock until the original Series A Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two (2) business days following receipt of the original Preferred Stock Certificate(s) to be converted, and shall make payments pursuant to the Certificate of Designation for the number of business days such issuance and delivery is late.